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                                                                   EXHIBIT 10.49

                             AMENDED AND RESTATED
                         MATTEL 1990 STOCK OPTION PLAN
                               Effective 5/10/95

1. Objectives.

     The purpose of the MATTEL 1990 Stock Option Plan (the "Plan") is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Participants to focus on critical long-range objectives, (b) attracting and retaining Participants with exceptional qualifications and (c) linking Participants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Options, Stock Appreciation Rights and stock or cash awards, which may be issued in combination or in tandem or may constitute incentive stock options or nonstatutory stock options. The Plan was adopted by the Board on May 10, 1989, subject to approval by the Company's stockholders. In the event of such approval this Plan replaces the 1978 Stock Option Plan and 1982 Stock Option and Restricted Stock Award Plan, but awards under such plans shall continue to be administered in accordance with the applicable plan.

2. Definitions.

     (a) "Award" The grant of any form of stock option, stock appreciation right, stock or cash award whether granted singly, in combination or in tandem to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     (b) "Award Agreement" An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

     (c) "Board"  The Board of Directors of Mattel, Inc.

     (d) "Capital Stock" or "stock" Authorized and issued or unissued Capital Stock of the Company.

     (e) "Code" The Internal Revenue Code of 1986, as amended from time-to-time.

     (f) "Committee" The Compensation/Options Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule and shall initially consist of not less than three members of the Board, all of whom shall be "disinterested persons" within the meaning of said Rule 16b-3.

     (g) "Company" Mattel, Inc. and its subsidiaries including subsidiaries of subsidiaries.

     (h) "Fair Market Value" Unless a different method or a different value is determined by the Committee, the Fair Market Value for purposes of this Plan shall be the closing price of the Capital Stock as reported on the New York Stock Exchange Composite Tape for that day or, if the New York Stock Exchange

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is closed on the date in question, then the next preceding date on which the New
York Stock Exchange was open.

     (i) "Participant" An employee of the Company to whom an Award has been made under the Plan.

     (j) "Retirement Date" The date a Participant has accumulated five years of continuous service with the Company and has reached his/her 55th birthday.

3. Eligibility.

     Employees of the Company eligible for an Award under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company, can have a significant effect on the success of the Company.

4. Capital Stock Available for Awards.

     Up to 1% of the outstanding Capital Stock as determined on December 31 of the preceding year shall be available for Awards granted wholly or partly in stock during each calendar year in which the Plan is in effect; provided, however, an additional 3,000,000 and 1,375,000 shares of Capital Stock (collectively, the "Additional Awards") shall be available for such Awards for the years 1993 and 1994, respectively. From time-to-time, the Board of Directors and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Capital Stock available for issuance pursuant to Awards. Capital Stock related to Awards that are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or in such manner, that all or some of the Capital Stock covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Capital Stock, shall immediately become available for Awards. Any Capital Stock not so used, as well as any unused portion of the percentage limit in any calendar year or of the Additional Award Shares, shall be carried forward and available for Awards in succeeding calendar years.

5. Administration.

     The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws.

6. Delegation of Authority.

     The Board may delegate to a member of the Board who is an officer of the Company authority to act between meetings of the Committee to grant options under the Plan pursuant to such conditions or limitations as the Board may establish, except that only the Committee may select Participants and grant Awards to Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

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7. Awards.

     The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

     (a) Stock Option.   A grant of a right to purchase a specified number of
shares of Capital Stock at not less than 100% of Fair Market Value on the date of grant during a specified period as determined by the Committee. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422A of the Code. The number of shares of Capital Stock that shall be available for ISO's granted under the Plan is limited to 500,000.

     (b) Stock Appreciation Right.   A right to receive a payment, in cash
and/or Capital Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Capital Stock on the date the stock appreciation right (SAR) is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement.

     (c) Stock Award.   An Award made in stock or denominated in units of stock.
All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other measurements of performance. Such Awards may be based on Fair Market Value or other specified valuation.

     (d) Cash Award. An Award denominated in cash or denominated in units with a cash value with the eventual payment amount subject to such restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other measurements of performance.

8. Payment of Awards.

     Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of stock, restrictions on transfer and forfeiture provisions. When transfer of stock is so restricted or subject to forfeiture, it is referred to as "Restricted Stock." Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend

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equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9. Stock Option Exercise.

     The exercise price of shares of Capital Stock issuable upon exercise of a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Capital Stock (including shares of Capital Stock issuable upon the exercise of the subject stock option) or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, may be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee. An Award involving a stock option or similar right is only exercisable during a Participant's lifetime only by the Participants or the Participant's legal guardian but in no event shall such an Award be exercisable for at least six months after grant unless death or disability of the Participant should occur within such six-month period.

10. Tax Withholding.

     The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Capital Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value of the Capital Stock on the date the applicable tax is required to be withheld.

11. Amendment, Modification, Suspension or Discontinuance of this Plan.

     The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in requirements or for any other purpose permitted by law and if required by law or the rules of any national securities exchange, any such amendment or modification shall be approved by the holders of a majority of shares voting on the question; provided that at least 50% of the outstanding shares entitled to vote, vote on the question.

12. Termination of Employment.

     If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall be cancelled immediately, unless the Award Agreement provides otherwise.

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     (a) Retirement.  When a Participant's employment terminates on or after the
Participant's Retirement Date, the Committee may permit Awards to continue in effect beyond the date of such termination in accordance with the applicable Award Agreement or such shorter period as the Committee may determine and the exercisability and vesting of any Award may be accelerated.

     (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Chief Executive Officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 13 or at such time as the Committee shall deem that the continuation of all or any part of the Participant's Awards are not in the Company's best interests.

     (c) Death or Disability of a Participant. In the event of a Participant's death or disability, the Committee may permit awards to continue in effect beyond the date of such death or disability whether or not in accordance with the applicable Award Agreement or for such shorter period as the Committee may determine and the exercisability and vesting and payment of an Award may be accelerated.

          (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to one year, but not beyond the expiration date specified in the Award Agreement, within which to exercise any outstanding Award held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution.

          (ii) In the event a Participant is deemed by the Company to be disabled and eligible for benefits pursuant to the terms of the Mattel, Inc., Personal Investment Plan or any successor plan, Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or such legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

13. Cancellation and Rescission of Awards.

     Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan including the following conditions:

     (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and

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competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 5 percent equity interest in the organization or business.

     (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as those terms are used in the Company's Employee Patent and Confidence Agreement, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

     (c) A Participant, pursuant to the Company's Employee Patent and Confidence Agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

     (d) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Capital Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

14. Assignability and Dispositions.

     Except pursuant to paragraph (c) of Section 12, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.

15. Adjustments.

     In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust proportionally (a) the number of shares of Capital Stock (i) reserved under the Plan, (ii) available for ISO's and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give

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proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, or reorganization where Mattel is the survivor, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

16. Notice.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Corporate Secretary of the Company, and shall become effective when it is received by the office of the Corporate Secretary.

17. Unfunded Plan.

     Insofar as it provides for Awards of cash and Capital Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Capital Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Capital Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Capital Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Capital Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

18. Employment.

     Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

19. Effect of Change in Control.

     The Committee, at its sole discretion, may determine, at the time of granting an Award or thereafter, that in the event that a Change of Control occurs with respect to the Company, such Award shall become fully exercisable in the case of stock options and SAR's as to all Capital Stock subject to such stock option and SAR, and all restrictions and conditions shall be deemed to have been met or lapsed in the case of Stock Awards and Cash Awards as to all Capital Stock or cash subject to such Stock Awards or Cash Awards. A Change of Control shall be determined by reference to the Company's Rights Agreement adopted by the Board of Directors on November 6, 1986 and shall be deemed to have occurred on the Distribution Date as defined in the Rights Agreement or, if the Rights have been redeemed on the date the Distribution Date would have occurred under Section 23 of the Rights Agreement had the Rights not been redeemed.

20. Governing Law.

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     The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of California and construed accordingly.

21. Effective and Termination Dates.

     The Plan shall become effective upon its adoption by the Board; provided, however, that if the Plan is not approved by the stockholders of the Company at or before the Annual Meeting of Stockholders to be held in 1990, the Plan and all Awards granted hereunder shall be of no effect. Stockholder approval shall be obtained, at a meeting held to take such action at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of Capital Stock of the Company present in person or by proxy and entitled to vote. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 11.

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